Exhibit 99.3

FORM OF LETTER
OVERSTOCK.COM, INC.

Subscription Rights to Subscribe for Shares of
Blockchain Voting Series A Preferred Stock and
Voting Series B Preferred Stock

Distributed to Stockholders of
Overstock.com, Inc.

November 15, 2016

Dear Stockholder:

This letter is being distributed by Overstock.com, Inc. (“Overstock”) to all holders of record of shares of its common stock, $0.0001 par value per share (the “Common Stock”), as of 4:00 p.m., Eastern Time, on November 10, 2016 (the “Record Date”), in connection with a distribution in a rights offering (the “Rights Offering”) of non-transferable subscription rights (the “Rights”) to subscribe for shares of Overstock’s Blockchain Voting Series A Preferred Stock, $0.0001 par value per share (the “Series A Preferred”), Voting Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred”), or any combination of both series. The Rights, the Series A Preferred and the Series B Preferred are described in the prospectus supplement dated November 14, 2016 (the “Prospectus Supplement”) and accompanying base prospectus dated December 9, 2015 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”), copies of which accompany this letter.

In the Rights Offering, Overstock is offering an aggregate of up to 1,000,000 shares of Series A Preferred and Series B Preferred, subject to the right of the Board of Directors of Overstock to increase the size of the Rights Offering up to an aggregate of 2,000,000 shares of Series A Preferred and Series B Preferred or to decrease the size of the Rights Offering to an aggregate of fewer than 1,000,000 shares. Subject to the matters described herein and in the Prospectus, each holder of Rights will be entitled to subscribe for any number of Series A Preferred, Series B Preferred, or any combination of both series, up to the aggregate number of Rights held by such holder, subject to proration as described in the Prospectus, and subject to the requirements, among others, that any person who subscribes for Series A Preferred must be a U.S. resident or entity meeting the qualifications described below and must open an account with Keystone Capital Corporation (“Keystone”). Individual U.S. residents must provide a Form W-9 and must be either a U.S. citizen with a U.S. address or a U.S. permanent resident alien who has maintained a residence in the United States for a minimum of one year and possesses a valid U.S. Social Security number. A corporation, partnership or limited liability company formed under the laws of the United States or any state and that has a physical address in the United States and provides a valid U.S. employer identification number may also subscribe for shares of Series A Preferred. Subject to additional requirements that Keystone may impose, a trust may subscribe for shares of Series A Preferred as described in the Prospectus if the trust has a physical address in the United States and all of the trustees would qualify to purchase Series A Preferred on their own behalf. Series A Preferred may be acquired and held only by the beneficial owner, and may not be held in “street name” or by any nominee, except that custodial accounts for minors will be permitted if the custodian would qualify to purchase Series A Preferred on its own behalf, subject to the limitations described in the Prospectus.

The subscription period commences on November 15, 2016. Your Rights will expire if you have not completed the process to exercise the Rights and delivered cleared funds to Computershare Trust Company, N.A., as Subscription Rights Agent (the “Subscription Agent”), as described in the Prospectus, by 5:00 p.m., Eastern Time, on December 6, 2016 (the “Expiration Time”), unless we extend the subscription period.

None of Overstock, its Board of Directors or the dealer-manager for the Rights Offering is making any recommendation regarding your exercise of the Rights. The Rights may not be sold, transferred or assigned and will not be listed for trading on any national securities exchange or quoted on the automated quotation system of any national securities association.

As described in the accompanying Prospectus, you will receive one Right for each 10 shares of Common Stock owned as of 4:00 p.m., Eastern Time, on the Record Date, plus one additional Right if the number of shares of Common Stock that you hold on the Record Date is not exactly divisible by 10. Each Right will allow you to subscribe for one share of Series A Preferred or one share of Series B Preferred (the “Basic Subscription Privilege”) at the Subscription Price (as defined below) and will include an over-subscription privilege (the “Over-Subscription Privilege”) to subscribe for any shares of Series A Preferred or Series B Preferred that are not subscribed for by other stockholders through the exercise of their Basic Subscription Privileges (the “Unsubscribed Shares”) at the same Subscription Price per share. For example, if you owned 1,000 shares of Common Stock as of 4:00 p.m., Eastern Time, on the Record Date, you would receive 100 Rights and would have the right, subject to proration as described in the Prospectus, to subscribe for up to an aggregate of 100 shares of Series A Preferred, Series B Preferred, or any combination of both series, for the Subscription Price; in addition, if you were to fully exercise your Rights and subscribe for 100 shares of one series, you would have the right, subject to proration as described in the Prospectus, to subscribe for additional shares of that same series, for the same Subscription Price.

The subscription price (the “Subscription Price”), whether for shares of Series A Preferred or shares of Series B Preferred, and for both the Basic Subscription Privilege and the Over-Subscription Privilege, will be calculated as the lower of: (A) $15.68 (the “Maximum Price”), or (B) 95% of the volume-weighted average trading price of the Common Stock on the Nasdaq Global Market for the five (5) trading days ending on and including December 6, 2016 (the “End of Subscription Period Price”). You will be required to fund your subscription at the Maximum Price. If the End of Subscription Period Price is lower than the Maximum Price, the Subscription Agent will refund the difference to you promptly after the closing of the Rights Offering.

You may exercise your Rights by purchasing solely shares of Series A Preferred or solely shares of Series B Preferred, or you may subscribe for a mix of Series A Preferred and Series B Preferred in any combination you wish. If you attempt to subscribe for shares of Series A Preferred but are unable to satisfy Keystone’s requirements for opening a brokerage account, you will be entitled to elect to receive shares of Series B Preferred. However, you must subscribe for only one series pursuant to your Basic Subscription Privilege in order to also exercise the Over-Subscription Privilege to subscribe for Unsubscribed Shares. You will not be entitled to the Over-Subscription Privilege if you subscribe for shares of both series pursuant to your Basic Subscription Privilege. You may exercise your Over-Subscription Privilege only for shares of the same series that you subscribe for pursuant to your Basic Subscription Privilege. Both the Basic Subscription Privilege and the Over-Subscription Privilege are subject to proration as described in the Prospectus. Overstock will not issue more than 1,000,000 shares, in the aggregate, of Series A Preferred and Series B Preferred, unless its board of directors authorizes an increase in the size of the offering. The board of directors has no obligation to authorize any increase in the size of the offering. In any case, Overstock will not issue more than 2,000,000 shares, in the aggregate, of Series A Preferred and Series B Preferred, in the offering.

Overstock has the option to extend the subscription period for a period not to exceed 30 days, at its sole discretion.  If Overstock extends the subscription period, (i) all Basic Subscription Privileges exercised prior to the beginning of the extension period will be honored first, (ii) all Over-Subscription Privileges exercised prior to the beginning of the extension period will be honored second, and (iii) all Basic and Over-Subscription Privileges exercised during the extension period will be filled daily on a first-come, first-served basis. If the Rights Offering is extended and over-subscribed, subscriptions received on the day on which the offering is first over-subscribed will be prorated.

The number of shares available pursuant to the subscription privileges is further subject to reduction as a result of the Tax Attributes and other matters as described in the Prospectus.

To subscribe, you must send your payment based on the Maximum Price. Because Overstock will not know the total number of Unsubscribed Shares prior to the Expiration Time, if you wish to maximize the number of shares you subscribe for pursuant to your subscription privileges, you will need to deliver payment in an amount equal to the aggregate Maximum Price for the maximum number of shares of Series A Preferred, Series B Preferred, or any combination of both series, that you subscribe for, assuming that no stockholder other than you has subscribed for any shares of Series A Preferred or Series B Preferred pursuant to such stockholder’s Basic Subscription Privilege and Over-Subscription Privilege. Do not subscribe for more shares than you desire to purchase. Any excess subscription payments received by the Subscription Agent will be returned promptly, without interest.

Overstock can provide no assurances that there will be enough shares available to subscribe for the aggregate number of shares of Series A Preferred and Series B Preferred issuable upon the exercise in full of your Basic Subscription Privilege or your Over-Subscription Privilege at the expiration of the Rights Offering. Overstock will not be able to satisfy your exercise of the Basic Subscription Privilege if all or a significant percentage of the Rights holders exercise their Basic Subscription Privileges in full, and we will only honor Over-Subscription Privileges to the extent sufficient Unsubscribed Shares are available following the exercise of subscription rights under the Basic Subscription Privileges. All subscriptions, including those under the Basic Subscription Privilege, will be subject to proration.

To the extent the aggregate Subscription Price of the maximum number of shares of Series A Preferred and Series B Preferred that you subscribe for pursuant to the subscription privileges is less than the amount you actually paid in connection with the exercise of the privileges, or if you do not indicate the number of Rights being exercised, you will be allocated only the number of Series A Preferred, Series B Preferred, or both, that you subscribe for, promptly after the Expiration Time, and your excess subscription payment received by the Subscription Agent will be returned promptly, without interest.

To the extent the amount you actually paid in connection with the exercise of the subscription privileges is less than the aggregate Subscription Price of the maximum number of shares of Series A Preferred and Series B Preferred that you subscribe for, you will be allocated only the number of shares of Series A Preferred, Series B Preferred, or both, for which you actually paid in connection with the privileges. See “The Subscription Rights and the Rights Offering—The Subscription Rights” in the Prospectus Supplement.

The Rights will be evidenced by a non-transferable Rights certificate (the “Rights Certificate”) and will cease to have any value at the Expiration Time.

Enclosed are copies of the following documents:

1.                                      Prospectus;

2.                                      Rights Certificate;

3.                                      Instructions as to the Use of Overstock.com, Inc. Subscription Rights Certificates (including Guidelines for Request for Taxpayer Identification Number and Certification of Form W-9);

4.                                      Instructions for Exercise of Subscription Rights for Shares of Series A Preferred; and

5.                                      A return envelope addressed to Computershare Trust Company, N.A., the Subscription Agent.

Your prompt action is requested. To exercise the Rights to subscribe for shares of Series A Preferred, prior to the Expiration Time you must complete the subscription process via the web portal established by the Subscription Agent, which may be accessed at https://www.mydigitalshares.com (the “Subscription Portal”), and submit payment in full of the Maximum Price for each share of Series A Preferred you wish to subscribe for in accordance with the instruction on the Subscription Portal. To exercise the Rights to subscribe for shares of Series B Preferred, prior to the Expiration Time you must deliver the properly completed and signed Rights Certificate, together with payment in full of the Maximum Price for each share of Series B Preferred subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, as indicated in the Prospectus.  A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Time will expire.

If any information in this letter is inconsistent with the Prospectus Supplement, you should rely on the information provided in the Prospectus Supplement.

Additional copies of the enclosed materials may be obtained from Georgeson LLC, the Information Agent. The Information Agent’s telephone number is 866-432-2791 (toll free) and its e-mail address is Overstock@Georgeson.com. Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,

Overstock.com, Inc.